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                                                                     EXHIBIT 5.1

                [Letterhead of Morris, Manning & Martin, L.L.P.]



                                 August 4, 1998

Manhattan Associates, Inc.
2300 Windy Ridge Parkway
Suite 700
Atlanta, Georgia  30339

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Manhattan Associates, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, of a proposed offering of 5,729,784 shares of the Company's common stock, par value $.01 per share (the "Shares"), including (i) up to 5,000,000 Shares issuable pursuant to the Manhattan Associates LLC Option Plan (the "LLC Option Plan"), (ii) 5,000,000 Shares less the number of shares of Common Stock issued under the LLC Option Plan issuable pursuant to the Manhattan Associates, Inc. Stock Incentive Plan (the "Stock Incentive Plan") and 729,784 Shares issued outside the LLC Option Plan and Stock Incentive Plan (together with the Stock Incentive Plan and LLC Option Plan, the "Plans").

     We have examined and are familiar with the originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, and other instruments relating to the incorporation of the Company and to the authorization and issuance of Shares under the Plans as would be necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued as contemplated by the Plans, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Company's registration statement on Form S-8.


                                 Very truly yours,

                                 MORRIS, MANNING & MARTIN, L.L.P.

                                 /s/ Morris, Manning & Martin, L.L.P.